UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

Creek Road Miners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

35 E Horizon Ridge Pkwy

Ste 110 - 502

Henderson, NV 89002-7906

(Address of Principal Executive Offices) (Zip Code)

(435) 900-1949

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a- l 2 under the Exchange Act ( 17 CFR 240. l4a- l 2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On October 24, 2022, Creek Road, Inc., a Delaware corporation (“Creek Road”), Creek Road Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Creek Road, and Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Prairie (the “Merger”), with Prairie surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of Creek Road.

At the effective time of the Merger (the “Effective Time”), Creek Road will (a) deliver the greater of (A) 2,000,000 shares of its common stock, par value $0.0001 per share (“Common Stock”), and (B) the product of (x) the number of issued and outstanding shares of Common Stock immediately following the consummation of the Restructuring Transactions (as defined below) by Creek Road multiplied by (y) 33.33% to the members of Prairie (the “Prairie Members”) and (b) convert certain options to purchase membership interests of Prairie into restricted performance-based options to purchase, in the aggregate, 8,000,000 shares of Common Stock for $0.25 per share only exercisable if specific production hurdles are achieved.

Prior to the consummation of the PIPE Transaction (as defined below), Creek Road shall cause the following restructuring transactions (the “Restructuring Transactions”): (1) all holders of Creek Road’s outstanding shares of Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), Series B convertible preferred stock, par value $0.0001 per share (the “Series B Preferred Stock”), Series C convertible preferred stock, par value $0.0001 per share (the “Series C Preferred Stock”), and 12% senior secured convertible debentures (the “Convertible Debentures”), and holders of certain warrants, certain convertible promissory notes and certain other accrued liabilities, shall convert their respective shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Convertible Debentures, and respective warrants, convertible promissory notes and accrued liabilities into shares of Common Stock and (2) thereafter, Creek Road shall effect a reverse stock split of the Common Stock at a ratio between 1-23 and 1-30 (the “Reverse Stock Split”).

Creek Road’s Board of Directors (the “Board”) deemed it fair, reasonable, advisable and in the best interests of Creek Road to (i) approve, authorize and ratify the Merger, including the Restructuring Transactions and (ii) authorize and direct the officers of Creek Road to execute and deliver the Merger Agreement, the Certificate of Merger (as defined in the Merger Agreement) and any other instruments, documents, agreements and certificates related thereto or to any other transactions contemplated by, ancillary or related to the Merger.

The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants applicable to such party, including, among others, covenants relating to (i) Creek Road’s and Prairie’s conduct of business during the interim period between the execution of the Merger Agreement and the Effective Time and (ii) the requirement of each of Creek Road and Prairie to maintain and preserve intact its business organization, employees and advantageous business relationships.

Conditions to the Merger

Completion of the Merger is subject to certain customary conditions, including, among others: (i) the written consent of 66 2/3% of the voting power of Creek Road’s issued and outstanding capital stock approving (a) the effectuation of the Reverse Stock Split of the Common Stock at a ratio between 1-23 and 1-30, (b) an increase in the number of authorized shares of Common Stock from 100,000,000 to 150,000,000 (the “Authorized Stock Increase”) and (c) a change in name of Creek Road to “Prairie Operating Co.” (the “Corporate Name Change” and, collectively with the Reverse Stock Split and the Authorized Stock Increase, the “Charter Amendment”) shall have been delivered to Prairie by Creek Road, (ii) the consummation of the sale of shares of Common Stock and warrants to acquire shares of Common Stock in a private placement in an amount not less than $30.0 million (the “PIPE Transaction”) shall have occurred and (iii) all conditions precedent to Prairie’s acquisition of certain oil and gas leases and certain other associated assets, data and records in Weld County, Colorado (the “Exok Assets” and such transaction, the “Exok Transaction”) pursuant to a Purchase and Sale Agreement, dated as of October 24, 2022 (the “Exok Agreement”), between Prairie and Exok, Inc., an Oklahoma corporation (“Exok”), shall have been met (other than the consummation of the Merger and the deliveries and actions to be made and performed at such closing).

Additional conditions to the consummation of the Merger include, but are not limited to, (i) the Charter Amendment shall have been filed and become effective; (ii) the required consents and governmental authorizations shall have been obtained and be in full force and effect; (iii) there shall have been no judgment or law prohibiting consummation of the transactions contemplated under the Merger Agreement; (iv) the Lock-up Agreements (as defined below) shall have been duly executed and provided by the required parties and be in full force and effect; (v) an information statement to be filed by Creek Road with the United States Securities and Exchange Commission (“SEC”) on Schedule 14C shall have been mailed to Creek Road’s stockholders at least 20 days prior to the closing of the Merger (the “Closing”); (vi) the Stockholders Agreement (as defined below) shall have been duly executed by Creek Road and the other parties thereto and be in full force and effect; (vii) subject to specified materiality standards, certain representations and warranties of each party shall be true and correct in all respects; (viii) each party shall have complied in all material respects with its covenants; and (ix) since the date of the Merger Agreement, there shall have been no effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on any party.

In addition, Prairie’s obligation to complete the Merger is subject to the satisfaction or waiver, at or prior to the Effective Time, of the condition that (i) no more than 20% of the Out-of-the-Money Options (as defined in the Merger Agreement) outstanding as of June 30, 2022 will be outstanding as of the Closing Date and (ii) no more than 20% of the Out-of-the-Money Warrants (as defined in the Merger Agreement) outstanding as of the date of the Merger Agreement will be outstanding as of the Closing Date.

Termination Rights

The Merger Agreement provides for certain termination rights for both Creek Road and Prairie, including in the event that (i) the parties agree by mutual written consent to terminate the Merger Agreement; (ii) any governmental entity of competent jurisdiction that must grant a requisite regulatory approval has denied approval of the Merger and such denial has become final and nonappealable; (iii) an order, injunction or decree or other legal restraint prohibiting the consummation of the transactions contemplated by the Merger Agreement is in effect and has become final and non-appealable; (iv) the Merger is not consummated within 180 days after the execution of the Merger Agreement, (v) the other party is in material breach of the Merger Agreement, subject to applicable cure periods; or (vi) stockholder consent to the Charter Amendment is not delivered to Prairie within 24 hours following the execution of the Merger Agreement.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The foregoing summary of the Merger Agreement has been included to provide investors and securityholders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about Creek Road, Prairie or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specified dates, were solely for the benefit of the respective parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Creek Road, Prairie or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Creek Road’s public disclosures.

Exok Agreement

Under the Exok Agreement, in exchange for receiving the Exok Assets with a conveyance effective date of October 15, 2022, Prairie has agreed to pay Exok a total amount of $28,182,000 at the closing of the Exok Transaction, which amount will be payable as (i) $24,000,000 in cash and (ii) the issuance of $4,182,000 in total equity consideration, consisting of (a) 836,400 shares of Common Stock and (b) 836,400 warrants to purchase 836,400 shares of Common Stock at the exercise price of $6.00 per share.

The closing of the Exok Transaction is subject to several customary conditions, including that (i) each of the representations and warranties of Exok and Prairie under the Exok Agreement be true and correct, in all material respects, as of the time of such closing, (ii) Exok and Prairie have performed, in all material respects, all covenants and agreements under the Exok Agreement prior to such closing; (iii) no injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the Exok Transaction has been issued; (iv) all conditions precedent to the Closing will have been satisfied or waived, and the Closing will have occurred prior to the Exok Transaction; and (v) at least 20 calendar days will have passed since the mailing of the information statement by Creek Road to its stockholders. The closing of the Exok Transaction would occur immediately following the Closing.

The Exok Agreement may be terminated at any time prior to the closing of the Exok Transaction in the following circumstances: (i) by the mutual prior written consent of Prairie and Exok; (ii) by either Prairie or Exok (as long as the terminating party is not then in material breach of the Exok Agreement) if there has been a breach of the Exok Agreement on the part of Prairie, in the case of a termination by Exok, or on the part of Exok, in the case of a termination by Prairie, in either case such that certain specified conditions to the closing of the Exok Transaction would not be satisfied (provided that such breach has not been waived by the non-beaching party or has not been cured within 15 days after notice of such breach is provided to the party committing such breach); or (iii) by Exok if the $24,000,000 in cash consideration has not been received by Exok on or before January 18, 2023, so long as Exok is not then in material breach of the Exok Agreement.

The foregoing description of the Exok Agreement does not purport to be complete and is qualified in its entirety by the Exok Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Post-Closing Governance

Pursuant to the Merger Agreement, Creek Road shall take all actions necessary or appropriate to cause the resignation of all officers of Creek Road and all members of the Board, with the exception of Paul Kessler, to be effective as of the Effective Time. At the Effective Time, the initial officers of the surviving entity shall be Edward Kovalik, Gary Hanna, Craig Owen, Jeremy Ham and Bryan Freeman and the initial Board of Directors shall be Gary Hanna, Edward Kovalik, Gizman Abbas, Stephen Lee and Paul Kessler (the “New Board”).

Stockholders Agreement

Pursuant to the Merger Agreement, each of Creek Road, Bristol Investment Fund, Ltd. (“Bristol”), Paul L. Kessler, Gary C. Hanna and Edward Kovalik will enter into the Stockholders Agreement (the “Stockholders Agreement”) prior to the Effective Time whereby the parties thereto will use reasonable best efforts, including taking certain necessary actions, to cause the New Board to cause certain nominees to be elected to serve as a director on the New Board under the following conditions: (a) one nominee designated by Bristol and Paul L. Kessler, collectively, so long as Bristol, Paul L. Kessler and their respective affiliates collectively beneficially own at least 50% of the number of shares of Common Stock collectively beneficially owned by such parties on the date of Closing (the “Closing Date”); (b) four nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 50% of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (c) three nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 40% (but less than 50%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (d) two nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 30% (but less than 40%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; and (e) one nominee designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 20% (but less than 30%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date.

The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the form of Stockholders Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

In connection with the Merger Agreement, certain executive officers and directors of Creek Road and the Prairie Members will execute lock-up agreements prior to Closing (collectively, the “Lock-up Agreements”) that impose a lock-up on any sale of shares of Common Stock until 180 days after Closing, subject to certain exceptions.

The foregoing description of the Lock-up Agreements is qualified in its entirety by reference to the full text of the form of Lock-up Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Creek Road Support Agreements

As of the date of the execution of the Merger Agreement, the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and certain of the Convertible Debentures have each entered into support agreements (collectively, the “Support Agreements”) pursuant to which each such holder has agreed to convert its (i) respective shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and (ii) applicable Convertible Debenture into shares of Common Stock as of the Effective Time.

Under the respective Support Agreements, the holders agreed to a decrease in the stated value of the Series B Preferred Stock by 10%, a decrease in the stated value of the Series C Preferred Stock by 20% and a reduction in the principal balance of certain of the Convertible Debentures by 20%. Holders of the Series B Preferred Stock and Series C Preferred Stock agreed to convert their respective shares into Common Stock immediately prior to the Closing at the lower of (i) the respective conversion prices or (ii) the lowest per share valuation attributed to the Common Stock in the Merger.

Under the Support Agreements, the holders have also agreed (i) to use their reasonable best efforts to cooperate fully with Creek Road in connection with the Merger, any financing in support of the Merger and the transaction contemplated thereby, including any reasonable request for a lock-up agreement necessary to facilitate such financing, and (ii) not to initiate, solicit, encourage or facilitate any inquiries or engage in discussions with any third party relating to alternative business combinations.

The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text of the form of Support Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description set forth under “Post-Closing Governance” in Item 1.01 hereto is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Creek Road and Prairie issued a joint press release on October 25, 2022 announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information provided in this Item 7.01 (including the press release furnished as Exhibit 99.1) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing made by Creek Road pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included herein, regarding the transactions described herein (the “Transactions”), Creek Road’s and Prairie’s ability to consummate the Transactions and raise capital prior to the Merger, the benefits of the Transactions, Creek Road’s future financial performance following the Transactions, as well as Creek Road’s and Prairie’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Creek Road and Prairie management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Creek Road and Prairie disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Creek Road and Prairie caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Creek Road and Prairie. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to successfully or timely consummate the Transactions or to satisfy the closing conditions, including the closing of a private placement of Creek Road securities for aggregate proceeds of at least $30 million; the failure to realize the anticipated benefits of the Transactions, including as a result of a delay in its consummation; the occurrence of events that may give rise to a right of one or both of Creek Road and Prairie to terminate the definitive agreements related to the Transactions; the risks related to the growth of Creek Road’s business and the timing of expected business milestones; and the effects of competition on Creek Road’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks that neither Creek Road and Prairie presently know or that Creek Road and Prairie currently believe are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact Creek Road’s expectations can be found in Creek Road’s periodic filings with the SEC, including Creek Road’s Annual Report on Form 10-K filed with the SEC on March 31, 2022 and any subsequently filed Quarterly Report on Form 10-Q. Creek Road’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Important Information About the Proposed Merger

In connection with the proposed Merger, Creek Road will prepare an information statement to be filed with the SEC that will provide additional important information concerning the proposed Merger. When completed, a definitive information statement will be mailed to Creek Road’s stockholders. CREEK ROAD’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CREEK ROAD’S INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Creek Road’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number

2.1	Agreement and Plan of Merger, dated October 24, 2022, by and among Creek Road Miners, Inc., Creek Road Merger Sub, LLC and Prairie Operating Co., LLC.

10.1	Purchase and Sale Agreement, dated October 24, 2022, by and between Exok, Inc. and Prairie Operating Co., LLC

10.2	Form of Stockholders Agreement, by and among Creek Road Miners, Inc., Bristol Capital Advisors, LLC, Paul Kessler, Edward Kovalik and Gary Hanna

10.3	Form of Lock-Up Agreement, by and between Creek Road Miners, Inc., and certain directors and officers of Creek Road Miners, Inc., Edward Kovalik and Gary Hanna

10.4	Form of Support Agreement, by and between Creek Road Miners, Inc. and the Creek Road Supporting Stockholders

99.1	Press Release dated October 25, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREEK ROAD MINERS, INC.

By:	/s/ John D. Maatta
John D. Maatta
Chief Executive Officer

Date:	October 25, 2022